UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009
Genesis Fluid Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148346	98-0531496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6660 Delmonico Drive Suite 242-D Colorado Springs, CO	80919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (719) 359-5215
Cherry Tankers Inc.
78 Sokolov Street, Herzeliya, Israel
(Former name or former address, if changed since last report.)
Copies to:
Harvey J. Kesner, Esq.
Benjamin S. Reichel, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
GENESIS FLUID SOLUTIONS HOLDINGS, INC.

Page

Item 2.01 Completion of Acquisition or Disposition of Assets	1

The Merger	1

Description of Our Company	5

Description of Our Business	5

Forward-Looking Statements	11

Management’s Discussion and Analysis of Financial Condition and Results of Operations	11

Risk Factors	21

Security Ownership of Certain Beneficial Owners and Management	32

Executive Officers and Directors	33

Certain Relationships and Related Transactions	38

Item 3.02 Unregistered Sales of Equity Securities	39

Description of Capital Stock	41

Item 5.01 Changes in Control of Registrant	46

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	47

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	47

Item 5.06 Change in Shell Company Status	47

Item 9.01 Financial Statements and Exhibits	47

Exhibit 2.1
Exhibit 2.2
Exhibit 3.1
Exhibit 3.2
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6
Exhibit 10.8
Exhibit 10.9
Exhibit 10.10
Exhibit 10.11
Exhibit 10.12
Exhibit 10.13
Exhibit 10.16
Exhibit 10.17
Exhibit 10.18
Exhibit 10.19
Exhibit 21
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3

Item 2.01 Completion of Acquisition or Disposition of Assets
On October 30, 2009, we filed an Amended and Restated Certificate of Incorporation in order to, among other things, change our name from “Cherry Tankers Inc.” to “Genesis Fluid Solutions Holdings, Inc.” (the “Company”), and authorize a class of “blank check” preferred stock.
The Merger
On October 30, 2009, we entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Genesis Fluid Solutions, Ltd., a privately held Colorado corporation (“Genesis Fluid Solutions”), and Genesis Fluid Solutions Acquisition Corp., our newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Genesis Fluid Solutions, and Genesis Fluid Solutions, as the surviving corporation, became a wholly-owned subsidiary of the Company.
Pursuant to the terms and conditions of the Merger Agreement:
•	At the closing of the Merger, each share of Genesis Fluid Solutions’ common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive 10 shares of our common stock. To the extent that there are fractional shares, such fractional shares will be rounded to the nearest whole share. Accordingly, an aggregate of 9,481,000 shares of our common stock were issued to the holders of Genesis Fluid Solutions’ common stock. Of the 9,481,000 shares issued in the Merger, 1,300,000 shares issuable to Michael Hodges, the founder and Chief Executive Officer of Genesis Fluid Solutions, have been agreed to be set aside in an escrow and held for three years in order to cover certain liabilities, including potential tax liabilities of Genesis Fluid Solutions (as more fully described in “Escrow Agreement” below).
•	Following the closing of the Merger, the Company issued 142.6 units in a private placement (the “Private Placement”), consisting of an aggregate of 3,707,500 shares of the Company’s common stock and three-year callable warrants to purchase an aggregate of 1,782,500 shares of common stock exercisable at $2.00 per share, for $25,000 per unit. WFG Investments, Inc., Legend Merchant and Chadbourn Securities (the “Placement Agents”) served as the Company’s placement agents for certain of the investors in the Private Placement and received two-year warrants to purchase 14,000, 2,500 and 13,000 shares of common stock, respectively, equal to 2% of the number of shares investors purchased through such Placement Agent, exercisable at $1.25 per share. All of the shares issued in the Private Placement, as well as the shares of common stock underlying the warrants issued and underlying the Placement Agents’ warrants, are subject to a registration rights agreement under which we are obligated to seek registration of such shares within 180 days of the closing date of the Private Placement. Holders of our shares issued in the Private Placement also have the right to seek “piggyback” registration of their shares in certain circumstances, other than with respect to registration of shares held under the Escrow Agreement.

•	Upon the closing of the Merger, Reuven Gepstein and Yael Alush resigned as our officers and directors and simultaneously with the Merger a new board of directors and new officers were appointed. The new board of directors consists of Michael Hodges and Mary Losty.
•	Immediately following the closing of the Merger and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”), we also transferred all of our pre-Merger assets and liabilities to our wholly-owned subsidiary, Cherry Tankers Holdings, Inc. (“SplitCo”). Thereafter pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), we transferred all of the outstanding capital stock of SplitCo to certain of our stockholders in exchange for the cancellation of 12,555,000 shares of our common stock (the “Split-Off”), with 1,150,000 shares of common stock held by persons who were stockholders of ours prior to the Merger remaining outstanding. These 1,150,000 shares constitute our “public float” and are our only shares of registered common stock and accordingly are our only shares available for resale without further registration.
The foregoing description of certain changes to our Certificate of Incorporation, the Merger and the Split-Off does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 hereto, (ii) the Merger Agreement, which is filed as Exhibit 2.1 hereto, (iii) the Escrow Agreement, which is filed as Exhibit 10.19 hereto, (iv) the Conveyance Agreement, which is filed as Exhibit 10.12 hereto, and (v) the Stock Purchase Agreement, which is filed as Exhibit 10.13 hereto, each of which is incorporated herein by reference.
The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Form of Subscription Agreement, which is filed as Exhibit 10.1 hereto, (ii) Form of Warrant, which is filed as Exhibit 10.2 hereto, (iii) Form of Placement Agent Warrant, which is filed as Exhibit 10.7 hereto, and (iv) Form of Registration Rights Agreement, which is filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.
Following (i) the closing of the Merger, (ii) the closing of the Private Placement for $3,565,000, and (iii) the cancellation of 12,555,000 shares in the Split-Off, there were 14,338,500 shares of common stock issued and outstanding. Approximately 66.1% of such issued and outstanding shares were held by the former stockholders of Genesis Fluid Solutions and approximately 25.9% were held by the investors in the Private Placement. The foregoing percentages exclude warrants to purchase the common stock issued to investors and the Placement Agents in connection with the Private Placement and 4,542,000 shares of common stock reserved for issuance under our 2009 Equity Incentive Plan (the “2009 Plan”).
Neither we nor Genesis Fluid Solutions had any outstanding options or warrants to purchase shares of capital stock immediately prior to the closing of the Merger. However, prior to the Merger, we adopted the 2009 Plan and reserved 4,542,000 shares of common stock for issuance as awards to officers, directors, employees, consultants and others. Upon the closing of the Merger, the Company granted options under the 2009 Plan to purchase an aggregate of 3,222,000 shares of our common stock to a total of ten individuals. Each of the options expires 10 years from the award and has an exercise price of either $0.90, $0.99 or $1.00 per share. The recipients of the options received awards in recognition of services and/or cancelation of shares of stock of Genesis Fluid Solutions they owned, and include: (i) Michael Hodges, who received options to purchase 600,000 shares, (ii) Larry Campbell, who received options to purchase 600,000 shares, and (iii) Carol Shobrook, who received options to purchase 400,000 shares, each of which were an executive officer of Genesis Fluid Solutions prior to the Merger and of the Company following the Merger.

The shares of our common stock issued to former holders of Genesis Fluid Solutions’ stock in connection with the Merger, and the shares of our common stock and warrants issued in the Private Placement, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.
Escrow Agreement. At the closing of the Merger, an aggregate of 9,481,000 shares of our common stock were issued to the holders of Genesis Fluid Solutions’ common stock. Of the 9,481,000 shares issued in the Merger, 1,300,000 shares issuable to Michael Hodges have been agreed to be registered in the name of the escrow agent and set aside in an escrow and held for three years in order to cover certain claims, indebtedness and liabilities, including potential tax liabilities, of Genesis Fluid Solutions. Upon receipt of written instructions from the chief financial officer of the Company, the escrow agent is permitted to sell shares to cover any liabilities. The escrow agent has complete and absolute discretion on the method and timing of a sale.
Pursuant to the terms of the Escrow Agreement, (i) Michael Hodges may at any time exchange cash for escrowed shares at a rate of $1.00 per share, (ii) the Escrow Agent will provide a voting proxy to Michael Hodges, to vote the escrowed shares, and (iii) the Company has agreed to file a registration statement covering the escrowed shares as soon as practicable following the closing of the Merger.
Use of Proceeds from Private Placement. After deducting estimated placement agent fees and estimated offering expenses payable by us, including the exchange of $475,000 of bridge notes into Units sold in the Private Placement at a rate of 1.3 shares of our common stock and a warrant to purchase one share of our common stock for each $1.00 of bridge note converted, we received net proceeds of $2,946,000 from the sale of units in the Private Placement.
We intend to use the net proceeds of the Private Placement as follows:

	Amount	Percent
Repayment of Existing Indebtedness (including accrued salaries and consultant/contractor fees)	$750,000	25.5%
Equipment Purchases	1,000,000	33.9%
Research and Development	100,000	3.4%
Patents and Technology Development and Expense	150,000	5.1%
General Working Capital	946,000	32.1%

Total	$2,946,000	100.00%

These uses of proceeds are approximate and our management will have discretion and flexibility in applying the net proceeds of the Private Placement. Pending any uses, as described above, we intend to invest the net proceeds from the Private Placement in short-term, interest bearing, investment grade securities or in federally insured bank or money market instruments and deposits.

Changes to the Business. We intend to carry on the business of Genesis Fluid Solutions as our sole line of business. Upon closing of the Merger, we relocated our executive offices to 6660 Delmonico Drive, Suite 242-D, Colorado Springs, Colorado and our telephone number is (719) 359-5215.
The Merger was approved by the holders of a majority of the outstanding shares of Genesis Fluid Solutions’ common stock at a special meeting of the stockholders of Genesis Fluid Solutions held on October 12, 2009. Michael Hodges, one of our directors and our President, pursuant to the terms of a voting agreement, and together with shares held directly by him, controlled the vote of a majority of the outstanding shares of common stock of Genesis Fluid Solutions and voted in favor of the Merger.
Under Colorado law, Genesis Fluid Solutions’ stockholders who did not vote in favor of the Merger may under certain circumstances seek to be paid the fair value of their shares determined by judicial proceeding by exercising statutory rights reserved for dissenters of certain major actions. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of an event such as the Merger. As of November 3, 2009, no holder of Genesis Fluid Solutions’ common stock had notified the company of their intention to seek to exercise the right to seek appraisal of their shares.
Changes to the Board of Directors and Executive Officers. Upon the closing of the Merger, each of the directors of the Company resigned and Michael Hodges and Mary Losty were appointed as directors of the Company. In addition, upon the closing of the Merger, each of the officers of the Company resigned and certain officers of Genesis Fluid Solutions prior to the Merger were appointed as the officers of the Company.
Our board of directors consists of between one and fifteen persons, fixed from time to time by the board or our stockholders. A vacancy on our board of directors may be filled by the vote of a majoprity of the directors holding office. All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by the board of directors and serve at the discretion of the board.
Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. Genesis Fluid Solutions is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Genesis Fluid Solutions and will be recorded at the historical cost basis of Genesis Fluid Solutions, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Genesis Fluid Solutions, historical operations of Genesis Fluid Solutions and operations of the Company from the closing date of the Merger.

Tax Treatment; Small Business Issuer. The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code. The Split-Off will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and the Company’s tax basis in the assets. Any gain recognized, to the extent not offset by the Company’s net operating losses carry-forwards, if any, will be subject to federal and state income tax at regular corporate income tax rates.
Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.
Description of Our Company
The Company was incorporated as a Delaware corporation on March 30, 2007 for the purpose of manufacturing, marketing, and distributing orthopedic shoes based on licensed patented technology. On May 17, 2009, the Company canceled its technology license. On October 30, 2009, we amended and restated our certificate of incorporation in order to, among other things, change our name to Genesis Fluid Solutions Holdings, Inc. and authorize a class of “blank check” preferred stock. Immediately following the Merger and the Private Placement, our pre-Merger assets and liabilities were disposed of pursuant to the Split-Off.
Genesis Fluid Solutions began operations in 1994 as a sole proprietorship owned by our founder, Michael Hodges, and was incorporated in Colorado in 2005. Genesis Fluid Solutions is engaged in the design and development of waterway restoration, mining and paper mill (water) remediation technology and equipment. Genesis Fluid Solutions holds various United States and international patents and patent applications on water restoration and remediation technology, and seeks to license such technology and equipment to others, and seeks to enter into contracts for the performance of water restoration and remediation. To date, Genesis Fluid Solutions has not generated material revenues or earnings as a result of its activities. As a result of the Merger, Genesis Fluid Solutions became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Genesis Fluid Solutions as its sole line of business.
Description of Our Business
As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Merger refer to Genesis Fluid Solutions, as a privately owned company, and for periods subsequent to the closing of the Merger refer to the Company and its subsidiaries (including Genesis Fluid Solutions).
Overview
We are engaged in the design and development of waterway restoration, mining, and paper mill (water) remediation technologies. Our patented Rapid Dewatering System (RDS) removes different types of debris, sediments, and contaminates from waterways and industrial sites, which assists in the recovery of lakes, canals, reservoirs and harbors. The RDS system separates water from the solid materials that are dredged, a process that is known as dewatering. Because of the scalability of the equipment, the small footprint required, and our own real time rapid dewatering capabilities, RDS can remove thousands of cubic yards of sediment per day, and return clear water to waterways at rates of thousands of gallons per minute. We believe we accomplish this at significantly lower costs than our competitors.

After demonstrating proof of concept on a port restoration project in California, we were acknowledged by the State of California, the United States Environmental Protection Agency and the United States Army Corps of Engineers as having an innovative technology acceptable for the restoration of both contaminated and non-contaminated waterways. This has a variety of benefits for both industry and the environment.
Water Recovery Industry
Many waterways worldwide suffer from eutrophication or deterioration, leading to the formation of wetlands. This typically results from agricultural run-off and other man-made causes. Some waterways are so polluted and stagnant that their animal and plant life die off, and in the case of rivers and streams, the current ceases to flow. Having continued access to healthy, clean lakes, rivers, marinas, shipping ports and other waterways is vital to maintaining affordable water supplies, vibrant economies and entire ecosystems. Additionally, paper mills and mining operations could greatly limit their water use by recycling their carriage water in their industrial circuit, instead of discharging it into natural waterways or disposal sites.
Cleaning a waterway often requires dredging. Dredging empties the water body of large quantities of built-up debris along the bottom, ranging from coarse material, such as clam shells, organic vegetation and garbage, to sand and fine grained sediment, such as clays, silts and organics.
The methodologies currently employed in the industry to dewater dredged sentiment from waterways primarily fall into three categories: (1) upland disposal sites, (2) belt presses and thickener, and (3) geo-synthetic tubes. These techniques have prohibitive costs, and since they are land-intensive, they are environmentally destructive and slow. Therefore, increasingly, many communities and governments either cannot afford to restore their waterways or are unwilling to accept a process that involves the destruction of one ecosystem to save another.
Upland Disposal Sites. Unlike coarse material and sand, fine-grained sediment requires a long settling period to release even minimal water content. Historically, such dredged sediment has been dewatered in upland disposal sites. These sites are created by clearing vast areas of land and building dykes or levees around the site, resulting in a large sludge lagoon to hold the sediment discharged from a hydraulic dredge. Contained disposal facilities require purchasing land, if available, which is often expensive, and leveling it, so that it is completely flat. This construction process completely destroys all ecosystems in the area, including forests. The “process rate” for sun drying in containment areas is discouragingly slow, requiring an average drying time of seven or more years. Also, in many coastal areas around the world, ocean dumping of sediment is now prohibited.
Belt Presses and Thickener. Dredges can pump to dewatering plants, which can slowly process the delivered sludge. By building large or numerous tank farms, the material can be flocculated, a process which facilitates the separation of water from solids. This process is slow. Typical ratios in this industry are 3:1 to 5:1. That is, three hours to five hours to dewater 1 hour of dredge pumping. This approach pulls the settled flocculated material from the tank bottoms, generally flocculates the material a second time, then utilizes a belt press to squeeze the flocculated solids, wringing water from the solids. Belt press operations are slow and expensive and require additional operators.

Geo-Synthetic Tubes. Geo-tubes are long and wide synthetic “sausage” tubes. Flocculated material from the dredge is poured into these tubes. Water slowly drains from numerous and small porous openings in the synthetic material. Eventually the material becomes dry enough to be removed from the Geo-tube, which is accomplished by cutting the tubes open. The tubes are expensive and slow and can only be used once.
Rapid Dewatering System (RDS)
We have inverted the concept of settling sediment through a water column and instead drain water instantly away from the sediment through our patented system. This eliminates the need for vast amounts of time and/or land to dewater, and does not have the negative environmental effects found with the other techniques.
Our process encompasses several stages of sediment/asset recovery prior to reaching our RDS unit:
•	Stage 1 — utilizes a coarse screening system to facilitate removal of coarse debris that may include a variety of obstructive materials, such as shells, beverage cans, tree stumps, shoes, lumber, fiberglass or fibrous plant life.
•	Stage 2 — utilizes a screening unit designed to remove, classify and stockpile gravel. The unit we use is capable of classifying retrieved gravel according to client specifications and washing such material, which is an important factor in asset resale.
•	Stage 3 — continues the process by salvaging the sand. The sand recovery system that provides the greatest flexibility utilizes the dual technologies of sand screws and hydro-cyclones working in tandem. This process also allows for the classification, washing and stockpiling of sand for reuse or sale.
This three-stage process of removing sand and coarse material, yields a slurry of liquid and fine grained particulates that is suitable for polymer dosing, flocculation and instant dewatering. By removing heavier solids prior to polymer introduction, polymer is reserved for only the finest grain solids, resulting in significant cost savings.
Fine grain sediment removal represents the most challenging aspect of waterway restoration. We believe that no other technology can approach the real-time capacity for high-speed dewatering of ultra-fine solids that we have achieved. The patented RDS recovers and classifies solid material down to ultra-fine clays, silts, and organics (7-14 angstroms in size) and simultaneously returns clear water (30 parts per million (ppm) of total suspended solids) to the waterway.

Once coarse debris, gravel, and sand have been removed from the dredge flow, polymer is introduced into the mix. We have developed a precise, agile technology that continually monitors the slurry and provides instant response to varying flow rates and densities. Our state of the art technology measures the density of the remaining solids to be processed. This data, coupled with the flow rate, is fed to a programmable logic control system, which in turn controls a variable speed pump that injects polymer into the slurry at very close tolerances.
The slurry and polymer are gently blended, initiating a flash-flocculation process that provides for polymer extension, contact time, and particle capture. The flocculated substrate is then distributed over a micro-screen system that enables water to drain away from the accumulated flocs, instantaneously separating the clear water phase from the accumulating cake. The accumulated cake, which at this point has a consistency of cottage cheese, is gravity fed into our dewatering cells for final dewatering, if desired. The recovered cake is stackable dirt and ready for disposal or reuse. The turbidity of the clear water phase is continually monitored, as clear water is returned to the waterway.
The speed and agility of the RDS enables the dewatering unit to operate in steady state balance with a hydraulic dredge. Thus, production and recovery occur in a synchronized, operational rhythm.
Competition and Competitive Strengths
Our business is highly competitive. We expect to depend on government contracts for a significant portion of our business. Competition for government contracts depends upon our ability to satisfy bidding requirements as well as subcontracting requirements in the event that we are a subcontractor to a prime contractor. Many larger more well capitalized companies may be able to satisfy the financial, size, equipment, employment, bonding, certification, track record, and other government regulatory requirements more readily than we are able to.
Our typical competitors are represented by the following companies:
•	Deme Environmental Contractors (Belgium) employs belt presses and plate and frame presses and clarifier (tank) settling systems in Europe. This company is associated with several large European dredging groups and performs dewatering operations for ports and waterways.
•	Phoenix Process Equipment Co. (Louisville, Kentucky) uses belt presses, screw presses, and thickeners and processes dredge flow through a flocculation process. Phoenix also provides consulting services for mining operations and has in-house fabrication capability.
•	Dredge America (Kansas City, Kansas) works with Geo-Textile tubes. These “Geo-Tubes” are filled with flocculated dredge slurry. The tubes, shaped like large sausages, slowly bleed out capillary moisture from the contained sludge until the material is relatively dry, and are then cut open to extricate the dewatered solids.

We believe that our RDS gives us an advantage over our competitors because of the following reasons:
•	quicker process — can dewater a dredge flow in real time, rather than dry the sediment under the sun over the course of months and/or years, so projects can be completed much quicker;
•	returns clear water — can simultaneously return clear, aerated water to the waterway, thereby providing natural, oxygenated water to the habitat;
•	works on fine-grained solids — can separate water from even fine-grained solids at very high speeds;
•	lower cost — is much more cost efficient since (i) our system is able to sustain a better ratio (dredge time to dewatering time) to many alternatives so that projects may be able to be completed sooner than other dewatering processes and (ii) we do not need to utilize large amounts of land to spread out and dewater the dredged sediment;
•	environmentally friendlier — is less destructive on the environment by immediately returning natural, clear water to the habitat;
•	greater mobility — has a small footprint, is mobile and scalable, which allows for quick set up and restoration of sites, and access to waterways that other companies’ equipment are unable to reach;
•	easier to remove solids — can dewater the solids to less than 50% moisture content, which is the equivalent of dry dirt, so that it can be stacked for removal, trucking, or reuse options such as topsoil or landfill;
•	quieter — uses sound attenuated equipment, so only noise heard resembles a gentle waterfall;
•	odorless — has no odor associated with the process, due to the speed the sediment is dewatered; and
•	cleaner — designed to contain spillage, which is automatically reprocessed through the system, so that the entire staging area remains clean.
Marketing Strategies
Our strategy includes directly marketing services to government and other users and licensing our technology to others. We intend to initially focus our effots on the United States, Europe and the Pacific Rim.
We may provide the equipment and training necessary to launch projects while retaining ownership of equipment and intellectual property. By seeking to cultivate strategic relationships with powerful and established companies in various regions of the world, we believe we can grow more quickly than establishing offices throughout the world.

Government and Environmental Regulation
Our operations are subject to various environmental laws and regulations related to, among other things: dredging operations; the disposal of dredged material; protection of wetlands; storm water and waste water discharges; and transportation and disposal of hazardous substances and materials. We are also subject to laws designed to protect certain marine species and habitats. Compliance with these statutes and regulations can delay appropriation and/or performance of particular projects and increase related expenses.
Our projects may involve transportation and disposal of hazardous waste and other hazardous substances and materials. Various laws strictly regulate the removal, treatment and transportation of hazardous substances and materials and impose liability for human health effects and environmental contamination caused by these materials.
We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be enforced, administered or interpreted, or the amount of future expenditures that may be required to comply with these environmental or health and safety laws or regulations or to respond to future cleanup matters or other environmental claims.
Intellectual Property
We have invested significantly in the development of proprietary technology and also to establish and maintain an extensive knowledge of the leading technologies and incorporate these technologies into the RDS and the services that we offer and provide to our customers. We hold a patent, which expires in 2021, that covers the European Union, China, South Africa, Eurasia and New Zealand; a patent pending in the United States, which is expected in the next 12 months; and a number of other patent applications. We believe that we hold adequate rights to all intellectual property used in our business and that we do not infringe upon any intellectual property rights held by other parties.
Properties
We lease our Colorado Springs headquarters, consisting of approximately 300 square feet of office space, at $1,152.15 per month. The lease is on a month-to-month basis and may be terminated by either our landlord or ourselves with 30 days notice.
Employees
As of October 30, 2009, we had eleven persons engaged in mangagement, marketing, sales, project development, and financing activities for us.
Legal Proceedings
We have a potential dispute concerning a letter with a potential joint venture partner in the Netherlands, which is more fully described in Note 11 to our audited financial statements for the fiscal year ended December 31, 2008. Each party has alleged certain damages and defenses and are working together to resolve the issue. Except as set forth above, we are not involved in any pending legal proceeding or litigations and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

Forward-Looking Statements
This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.
Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Forward-Looking Statements.” Our actual results may differ materially.
Overview
Genesis Fluid Solutions began operations in 1994 as a sole proprietorship owned by our founder, Michael Hodges, and was incorporated in Colorado in 2005. We are engaged in the design and development of waterway restoration, mining, and paper mill (water) remediation technologies. Our patented Rapid Dewatering System (RDS) removes different types of debris, sediments, and contaminates from waterways and industrial sites, which assists in the recovery of lakes, canals, reservoirs and harbors. The RDS system separates water from the solid materials that are dredged, a process that is known as dewatering. Because of the scalability of the equipment, the small footprint required, and our own real time rapid dewatering capabilities, RDS can remove thousands of cubic yards of sediment per day, and return clear water to waterways at rates of thousands of gallons per minute. We believe we accomplish this at significantly lower costs than our competitors.

Domesically, we have secured two contracts under which we will perform the work directly. These waterway dredging projects are due to begin in 2010. Our performance under such contracts is presently not anticipated to commence until January 2010 and June 2010, respectively, as the projects are currently completing permitting requirements. Accordingly, we will not realize any revenue from the projects in 2009.
Results of Operations
Our revenues are derived from professional services contracts to dewater dredged material, including fine-grained sediment, for lake and waterway restoration.
Six Months Ended June 30, 2009 Compared to the Six Months Ended June 30, 2008
The following table sets forth our results of operations for the six months ended June 30, 2009 and 2008 in absolute dollars and as a percentage of sales. It also details the changes from the prior fiscal year in absolute dollars and in percentages.

	Six months ended June 30,
	2009		2008		Change from previous year
		As % of		As % of	$ Increase /
	$	sales	$	sales	(Decrease)%

Sales	$0	100%	$55,060	100%	$(55,060)	-100%
Cost of goods sold	75,571	100%	269,813	490%	(194,242)	-72%

Gross margin	(75,571)	100%	(214,753)	-390%	139,182	-65%

Operating expenses
Sales & marketing	23,929	100%	61,076	111%	(37,147)	-61%
General & administrative	616,327	100%	261,674	475%	354,653	136%
Research & development	—	100%	11	0%	(11)	-100%

Total operating expenses	640,256	100%	322,761	586%	317,495	98%

Loss from operations	(715,827)	100%	(537,514)	-976%	(178,313)	33%

Other income / (expenses) Interest expense	(262,937)	100%	(141,146)	-256%	(121,791)	86%

Total other income / (loss)	(262,937)	100%	(141,146)	-256%	(121,791)	86%

Net loss	$(978,764)	l00%	$(678,660)	-1233%	$(300,104)	44%

Sales
The Company did not record any sales during the six months ended June 30, 2009 as compared to approximately $55,000 during the six months ended June 30, 2008. The decrease is primarily due to a lack of funding to support our business. The development of our business was further hindered by a general lack of private and public financing for the dewatering projects which we market and sell.

At June 30, 2008, no customers accounted for any of our gross accounts receivable while two customers represented approximately 60% and 40% of our revenues for the six months ended June 30, 2008. As a result, for the periods being reported, we were materially dependent on those two customers for our revenues. The loss of any customers would have a material adverse effect on our results.
All of our sales for the six months ended June 30, 2008, were to customers in the United States.
Cost of Goods Sold and Gross Margin
Cost of goods sold were approximately $76,000 in the six months ended June 30, 2009 as compared to approximately $270,000 during the six months ended June 30, 2008, a decrease of approximately $194,000 or 72%. The decrease in cost of goods sold during the six months ended June 30, 2009 as compared to the prior period is primarily the result of the limited investments in our product coupled with limited business activity to conserve available cash resources.
Gross margin was approximately $76,000 negative for the six months ended June 30, 2009 as compared to a negative gross margin of approximately $214, 000 for the six months ended June 30, 2008. The approximate $139,000 increase in the gross margin is the result of limited business activity during the periods being compared.
Sales and Marketing Expenses
Sales and marketing expenses were approximately $24,000 for the six months ended June 30, 2009 as compared to approximately $61,000 for the six months ended June 30, 2008, a decrease of approximately $37,000 or 61%. Sales and marketing expenses consist primarily of commissions, advertising, printing and customer acquisition related costs. We expect that marketing and development efforts will increase in the future reflecting higher sales commissions and product development costs in the content and products businesses, reflecting new initiatives in the content business and support for our new products and services which we expect to roll out after the completion of the Merger.
General and Administrative Expenses
General and administrative expenses were approximately $616,000 for the six months ended June 30, 2009 as compared to approximately $262,000 for the six months ended June 30, 2008, an increase of approximately $354,000 or 136%. Our general and administrative expenses consist primarily of expenses paid to consultants, amortization and depreciation expenses, fees to our professional advisors, rent and other general operating costs.
Based on our eventual implementation of Sarbanes-Oxley Section 404, as well as expected increases in our personnel and consultants and related costs due to the increase in our business, our general and administrative costs are likely to increase significantly in future reporting periods.
Interest Expense
Interest expense of approximately $263,000 and $141,000 for the six months ended June 30, 2009 and 2008, respectively, was directly related to the interest payable on notes and other borrowings that we entered into to fund our operations.

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007
The following table sets forth our results of operations for the twelve months ended December 31, 2008 and 2007 in absolute dollars and as a percentage of sales. It also details the changes from the prior fiscal year in absolute dollars and in percentages.

	2008		2007			Change from previous year
		As % of			As % of	$ Increase /
	$	sales	$		sales	(Decrease)%

Sales	$35,097	100%		$675,945	100%	$(640,848)	-95%
Cost of goods sold	393,683	1122%		$1,181,909	175%	(788,226)	-67%

Gross margin	(358,586)	-1022%		(505,964)	-75%	147,378	-29%

Operating expenses
Sales & marketing	92,460	263%		$85,235	13%	7,225	8%
General & administrative	494,361	1409%		$814,015	120%	(319,654)	-39%
Research & development	2,011	6%		$1,636	0%	375	23%

Total operating expenses	588,832	1678%		900,886	133%	(312,054)	-35%

Loss from operations	(947,418)	-2699%		(1,406,850)	-208%	459,432	-33%

Other income / (expenses)
Loss on Disposal	(174,125)	-496%		—	0%	(174,125)	100%
Impairment Loss	(124,630)	-355%		—	0%	(124,630)	100%
Interest expense	(332,220)	-947%		(52,760)	-8%	(279,460)	530%
Other	10,103	29%		—	0%	10,103	100%

Total other income / (loss)	(620,872)	-1769%		(52,760)	-8%	(568,112)	1077%

Net loss	$(1,568,290)	-4468%	$	(l,459,610)	-216%	$(108,680)	7%

Sales
The Company recognized $35,000 of revenue for the twelve months ended December 31, 2008 as compared to approximately $676,000 during the twelve months ended December 31, 2007 or a decrease of 95%. The decrease is primarily due to the completion of one large project, a lack of new projects and a lack of funding to support our business. The development of our business was further hindered by a general lack of private and public financing for the dewatering projects which we market and sell.
At December 31, 2008, no customers accounted for any of our gross accounts receivable while two customers represented approximately 98% and 2% of our revenues for the twelve months ended December 31, 2008. As a result, for the periods being reported, we were materially dependent on those two customers for our revenues. The loss of any customers would have a material adverse effect on our results.
All of our sales for the twelve months ended December 31, 2008 and 2007, were to customers in the United States.

Cost of Goods Sold and Gross Margin
Cost of goods sold were approximately $394,000 in the six months ended December 31, 2008 as compared to approximately $1.2 million during the twelve months ended December 31, 2007, a decrease of approximately $788,000 or 67%. The decrease in cost of goods sold during the twelve months ended December 31, 2008 as compared to the prior period is primarily the result of the slowdown in our sales momentum and limited investments in our product coupled with limited business activity to conserve available cash resources.
Gross margin was approximately $359,000 negative for the twelve months ended December 31, 2008 as compared to a negative gross margin of approximately $506, 000 for the twelve months ended December 31, 2007. The approximate $147,000 decrease in the gross margin is the result of limited business activity during the periods being compared.
Sales and Marketing Expenses
Sales and marketing expenses were approximately $92,000 for the twelve months ended December 31, 2008 as compared to approximately $85,000 for the twelve months ended December 31, 2007, An increase of approximately $7,000 or 8%. Sales and marketing expenses consist primarily of commissions, advertising and printing related costs. We expect that marketing and development efforts will increase in the future reflecting higher sales commissions and product marketing costs in the businesses, reflecting new initiatives in support for our new products and services which we expect to roll out after the completion of the Merger.
General and Administrative Expenses
General and administrative expenses were approximately $494,000 for the twelve months ended December 31, 2008 as compared to approximately $814,000 for the twelve months ended December 31, 2007, a decrease of approximately $320,000 or 39%. Our general and administrative expenses consist primarily of expenses paid to consultants, amortization and depreciation expenses, fees to our professional advisors, rent and other general operating costs.
Based on our eventual implementation of Sarbanes-Oxley Section 404, as well as expected increases in our personnel and consultants and related costs due to the increase in our business, our general and administrative costs are likely to increase significantly in future reporting periods.
Loss on Disposal and Impairment Loss
At December 31, 2008, we recorded approximately $174,000 and $125,000 of charges related to fixed assets. The $174,000 loss on impairment charge was related to our analysis of the future economic value of the equipment. The $125,000 was related to the retirement of certain of our equipment prior to it being fully depreciated.
Interest Expense
Interest expense of approximately $332,000 and $53,000 for the twelve months ended December 31, 2008 and 2007, respectively, was directly related to the interest payable on notes and other borrowings that we entered into to fund our operations.
Liquidity and Capital Resources
At June 30, 2009 and June 30, 2008, we had a cash balance of approximately $333,000 and $9,000, respectively, and negative working capital of approximately $2.1 million and $2.3 million, respectively.

Net Cash Used in Operations. Net cash used in operations was approximately $688,000 for the six months ended June 30, 2009, as compared to net cash used in operations of approximately $487,000 for the prior six months ended June 30, 2008. For the six months ended June 30, 2009, we used cash to fund our net loss of approximately $979,000. There were also changes in assets and liabilities of approximately $223,000 primarily to fund the working capital requirement, expressed in accounts payable and accrued liabilities.
Net Cash Used in Investing Activities. Net cash used in investing activities for the six months ended June 30, 2009 was $9,000 as compared to net cash used in investing activities of approximately $3,000 for the prior six month period ended June 30, 2008. The primary use of the cash was to fund our patent portfolio.
Net Cash Provided by Financing Activities. Net cash provided by financing activities for the six months ended June 30, 2009 was approximately $1.0 million as compared to approximately $449,000 for the prior six month period ended June 30, 2008. The sale of common stock to various investors during the six months ended June 30, 2009 resulted in cash proceeds to us of approximately $491,000. The sale of unsecured notes from January to March 2009 resulted in cash proceeds of approximately $141,000. In May and June 2009, we entered into a series of notes with investors generally described as bridge notes. Those notes bear 10% interest and will convert to common stock upon the completion of our Merger or will be due and payable November 9, 2009 whichever is earlier. In the six months ended June 30, 2009, the sale of these notes to investors resulted in cash proceeds to us of $600,000.
Working Capital. As of June 30, 2009, we had working capital of negative $2.1 million. Historically, we have financed our working capital and capital expenditure requirements primarily from short and long-term notes and the sales of common stock. We may seek additional equity and/or debt financing to sustain our growth strategies. With the expected completion of the Private Placement in October 2009 which could result in the sale of up to 7.5 million shares of common stock with estimated net proceeds of $6.95 million, we believe that we will obtain funds to continue our operations at least through December 2009. We do not have any lines of credit or borrowing facilities to meet our cash needs. As a result, we may not be able to continue as a going concern, without further financing, following December 2009. It is reasonably possible that we will not be able to obtain sufficient financing to continue operations. Furthermore, any additional equity or convertible debt financing will be dilutive to existing shareholders and may involve preferential rights over common shareholders. Debt financing, with or without equity conversion features, may involve restrictive covenants.
Off-Balance Sheet Arrangements
Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.
Critical Accounting Policies and Estimates
Those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition are discussed below. Four of these policies, discussed immediately below, are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by our management to determine the appropriate assumptions to be used in the determination of certain estimates.

Impairment of Long-Lived Assets
We evaluate our long-lived assets and intangible assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.
Intangibles
We account for goodwill in a purchase business combination as the excess of the cost over the fair value of net assets acquired. Amortization of intangible assets, if applicable, occurs over their estimated useful lives. Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) requires testing goodwill for impairment on an annual basis (or interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). We conduct the annual review for all of our reporting units during the fourth quarter of the calendar year unless we become aware of a triggering event which would cause us to perform the analysis at an earlier date.
Revenue Recognition
The Company generates revenues from professional services contracts. Revenues from professional services are recognized on a completed-contract basis, in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB No. 104”) and Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Revenues are recognized when completion of professional services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by the customer, the fee is fixed or determinable and collection of the related receivable is probable. Customers are billed, according to individual agreements, typically based upon the amount of cubic yards of material processed. All professional service costs are deferred and recognized on completion of the contract and customer acceptance. A provision is made for the amount of any expected loss on a contract at the time it is known. The Company is transitioning to a licensing model, under which it will not be performing the work. Under such a contract, license fees would typically be paid to the Company at a negotiated, flat monthly rate not tied to the volume of material processed.
The Company is not required to perform significant post-delivery obligations, does not provide warranties and does not allow product returns. As such, no provision is made for costs of this nature.
The Company does not sell products with multiple deliverables. It is management’s opinion that EITF 00-21, “Revenue Arrangements With Multiple Deliverables,” is not applicable.
Stock Based Awards
On January 1, 2006, we implemented Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment” which replaced SFAS 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. During 2006, all employee stock compensation was recorded at fair value using the Black Scholes Pricing Model. In adopting SFAS 123(R), we used the modified prospective application (“MPA”). MPA requires us to account for all new stock compensation to employees using fair value. For any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, we recognized the compensation cost for that portion of the award for which the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant date. There was no cumulative effect of applying SFAS 123R at January 1, 2006.

Recently Issued Accounting Pronouncements
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (SFAS No. 159), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The management of the Company is currently evaluating the impact, if any, that the adoption of SFAS No. 159 will have on its financial statements.
In December 2007, the FASB issued SFAS No. 141R, “Business Combinations — Revised 2007” (“SFAS No. 141R”), which replaces FASB Statement No. 141, “Business Combinations.” SFAS No. 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset of a liability in FASB Concepts Statement No. 6, “Elements of Financial Statements — a replacement of FASB Concepts Statement No. 3.” This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirer’s obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchase as a business combination in which the total acquisition-date fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize excess in earnings as a gain attributable to the acquirer. This, therefore, improves the representational faithfulness and completeness of the information provided about both the acquirer’s earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of Genesis does not expect the adoption of this pronouncement to have a material impact on its financial statements.
In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, FASB No. 161 requires:
•	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
•	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
•	Disclosure of information about credit-risk-related contingent features; and
•	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.
FASB No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.
In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:
(a)	FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.
(b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

(c)	AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).
(d)	Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.
On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.
The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.
SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. Management of Genesis does not expect the adoption of this pronouncement to have material impact on its financial statements.

Risk Factors
There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.
Risks Relating to Our Business
We may not be able to adequately protect our proprietary rights, which would have an adverse effect on our ability to competitively conduct our business.
We rely on our patented technology, both domestically and internationally, to deliver our services. To protect our proprietary rights, we rely on a combination of patent and trade secret laws, confidentiality agreements, and protective contractual provisions. Despite these efforts, our patents and intellectual property relating to our business may not provide us with any competitive advantages. Additionally, another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested item in our products. Further, effective protection of intellectual property rights may be unavailable or limited in some foreign countries. Our inability to adequately protect our proprietary rights would have an adverse impact on our ability to competitively manufacture and distribute our products on a world-wide basis.
We could become involved in intellectual property disputes that create a drain on our resources and could ultimately impair our assets.
We do not knowingly infringe on patents, copyrights or other intellectual property rights owned by other parties; however, in the event of an infringement claim, we may be required to spend a significant amount of money to defend a claim, develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining licenses on reasonable terms, if at all. Any litigation, even if without merit, could result in substantial costs and diversion of our resources and could materially and adversely affect our business and operating results.
Since we have a somewhat limited operating history, it is difficult for potential investors to evaluate our business.
We commenced research and development operations in the mid-1990s and have completed 12 projects to date. Our somewhat limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have generated only limited and sporadic revenues. As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We are dependent upon key personnel whose loss may adversely impact our business.
We rely heavily on the expertise, experience and continued services of Michael Hodges, our President, and Carol Shobrook, our Chief Operating Officer. The loss of Mr. Hodges or Ms. Shobrook, and the inability to attract or retain other key individuals, could materially adversely affect us. We seek to compensate and motivate our executives, as well as other personnel, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow us to attract or retain personnel. If Mr. Hodges or Ms. Shobrook were to leave following the Merger, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience. We have not entered into employment agreements with Mr. Hodges or Ms. Shobrook. We have purchased key-man life insurance on Michael Hodges, but his estate has a right to force us to use the proceeds from such policy to buy back his shares in the Company from the estate, so the proceeds from such policy may not be available to the Company for other uses.
We face risks associated with our anticipated international business.
We expect to establish, and to expand over time, international commercial or licensing operations and activities in various countries. Such international business operations will be subject to a variety of risks associated with conducting business internationally, including the following:
•	changes in or interpretations of foreign regulations that may adversely affect our ability to perform services or repatriate profits to the United States;
•	the imposition of tariffs;
•	economic or political instability in foreign countries;
•	imposition of limitations on or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries or joint ventures;
•	conducting business in places where business practices and customs are unfamiliar and unknown;
•	the imposition of restrictive trade policies;
•	the existence of inconsistent laws or regulations;
•	the imposition or increase of investment requirements and other restrictions or requirements by foreign governments;
•	uncertainties relating to foreign laws and legal proceedings;
•	fluctuations in foreign currency and exchange rates; and
•	compliance with a variety of U.S. laws, including the Foreign Corrupt Practices Act.
We do not know the impact that these regulatory, geopolitical and other factors may have on our international business in the future.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.
We have limited funds. Even with the proceeds of the Private Placement, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.
We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.
Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.
We may be subject to fines for the non-payment of payroll taxes in prior quarters and, if we are unable to repay the amounts owed, some of our assets can be taken away.
We may be subject to both federal and state fines for the non-payment of payroll taxes, penalties and interest for certain quarters in 2005 through 2008. We have set aside in escrow 1.3 million shares of our common stock that was to be delivered to Michael Hodges as consideration in the Merger to cover these and other potential liabilities, but this may not be sufficient to cover, and we may not otherwise have sufficient funds or be able to obtain sufficient funds to repay, such liabilities. If we are unable to repay the amounts owed, the Internal Revenue Service (the “IRS”) and various state taxing agencies may levy a lien against our assets and acquire ownership of the assets. The enforcement of a lien could have a material adverse affect on our business. In addition, the IRS can seek reimbursement from our officers and directors that have a direct relationship over our cash resources and/or signature authority on checks.

We have doubts about our ability to continue as a going concern.
Our consolidated financial statements for the two years ended December 31, 2008 and 2007 were prepared assuming that we would continue as a going concern, and that they have doubt about our ability to continue as a going concern. Our doubts are based on our recurring losses, accumulated deficits and negative cash flows from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including by the sale of our securities, or obtaining loans from financial institutions, where possible. Our continued net operating losses and our auditors’ doubts increase the difficulty of our meeting such goals and our efforts to continue as a going concern may not prove successful.
We depend on our ability to continue to obtain government dredging contracts, and are therefore greatly impacted by the amount of such government funding for dredging projects. A reduction in such funding can materially reduce our revenues and profits.
We expect that a portion of our revenue will be derived from government dredging contracts. Therefore, if there is a reduction in government funding for dredging contracts, it can materially reduce our revenues and profits.
Our business is subject to significant operating risks and hazards that could result in damage or destruction to persons or property, which could result in losses or liabilities to us.
The dredging business is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, encountering unusual or unexpected geological formations, cave-ins below water levels, collisions, disruption of transportation services and flooding. These risks could result in damage to, or destruction of, dredges, transportation vessels, other maritime structures and buildings, and could also result in personal injury, environmental damage, performance delays, monetary losses or legal liability to third parties. Although we have general liability and equipment insurance, if our insurance policies do not cover all of the potential different risks and/or liability amounts, the resulting liabilities could be costly to us.
Adverse weather may cause us to incur additional costs and decreased profit margins.
Our ability to perform a contract may depend on weather conditions. Inclement weather can delay the completion of a project, thereby causing us to incur additional costs. As part of bidding on fixed price contracts, we make allowances, consistent with historic weather data, for project downtime due to adverse weather conditions. In the event that we experience adverse weather beyond these allowances, we may incur additional costs and decreased gross profit margins on the applicable projects.
Seasonality makes it harder for us to manage our business and for investors to evaluate our performance.
Our operations may be affected by seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers’ spending for remedial activities. Typically during the first quarter of each calendar year, there is less demand for our services due to weather related reasons, particularly in the northern and midwestern United States and Canada, and increased possibility of unplanned weather related stoppages. This seasonality in our business makes it harder for us to manage our business and for investors to evaluate our performance.

Environmental regulations could force us to incur significant capital and operational costs.
Our operations are subject to various environmental laws and regulations relating to, among other things, dredging operations; the disposal of dredged material; protection of wetlands; storm water and waste water discharges; and transportation and disposal of hazardous substances and materials. We are also subject to laws designed to protect certain marine species and habitats. Compliance with these statutes and regulations can delay performance of particular projects and increase related project costs. These delays and increased costs could have a material adverse effect on our results of operations or cash flows.
Our projects may involve transportation and disposal of hazardous substances and materials. Various laws strictly regulate the removal and transportation of hazardous substances and materials and impose liability for human health effects and environmental contamination caused by these materials. Services rendered in connection with hazardous substance and material removal may involve professional judgments by licensed experts about the nature of soil conditions and other physical conditions, including the extent to which hazardous substances and materials are present, and about the probable effect of procedures to mitigate problems or otherwise affect those conditions. If the judgments and the recommendations based upon those judgments are incorrect, we may be liable for resulting damages that we or our customers incur, which may be material. The failure of certain contractual protections, including any indemnification from our customers or subcontractors, to protect us from incurring such liability could have a material adverse effect on our business, operating results, cash flows or financial condition.
Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations and we do not expect these conditions to improve in the near future.
Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world. The stress experienced by global capital markets that began in the second half of 2007 continued and substantially increased during the third and fourth quarter of 2008 and is continuing. Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market and a declining real estate market in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated an economic slowdown and a global recession. Domestic and international equity markets have been experiencing heightened volatility and turmoil. These events and the continuing market upheavals may have an adverse effect on our business. In the event of extreme prolonged market events, such as the global credit crisis, we could incur significant losses.

Risks Relating to our Organization and our Common Stock
We may be unable to register for resale all of the shares of common stock and shares of common stock underlying the warrants included within the units sold in the Private Placement, in which case purchasers in the Private Placement will need to rely on an exemption from the registration requirements in order to sell such shares.
In connection with the Private Placement we entered into a registration rights agreement, pursuant to which we are obligated to file a “resale” registration statement with the SEC that covers all of the common stock and shares of common stock underlying the warrants included within the units sold in the Private Placement (the “Warrant Shares”) and to have such “resale” registration statement declared effective by the SEC no later than 180 days after the closing of the Private Placement. Nevertheless, it is possible that the SEC may not permit us to register all of such shares of common stock for resale. In certain circumstances, the SEC may take the view that the private placement requires us to register the resale of the securities as a primary offering. It is possible that if registration is barred by current or future rules and regulations, rescission of the Private Placement could be sought by investors or an offer of rescission may be mandated by the SEC, which would result in a material adverse effect to us. In addition, our shares of public float are limited and are held by persons who acquired such shares under an effective registration filed prior to the Merger. Investors should be aware of the existence of risks that interpretive positions taken with respect to Rule 415, or similar rules or regulations including those that may be adopted subsequent to the date of this Current Report on Form 8-K, that could impede the manner in which the common stock and Warrant Shares may be registered or our ability to register the common stock or Warrant Shares for resale at all or the trading in our securities. If we are unable to register some or all of the common stock or Warrant Shares, or if shares previously registered are not deemed to be freely tradeable, such shares would only be able to be sold pursuant to an exemption from registration under the Securities Act, such as Rule 144, that currently permits the resale of securities by holders who are not affiliated with the issuer following twelve months from the filing of this Form 8-K.
As a result of the Merger, Genesis Fluid Solutions became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.
As a result of the Merger, Genesis Fluid Solutions became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Genesis Fluid Solutions had remained privately held and did not consummate the Merger. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of the Private Placement that require us to register the shares of common stock included in the units and the Warrant Shares.
It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.
Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.
Public company compliance may make it more difficult to attract and retain officers and directors.
The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2009 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.
Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.
There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-Merger company.
Our stock price may be volatile.
The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:
•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;

•	limited “public float” following the Merger, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	inability to develop or acquire new or needed technology.
In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.
We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.
We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.
Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.
Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

A significant number of shares have been issued to our counsel and others as payment for services. In the aggregate, approximately 1.15 million shares of freely trading stock will be available for trading immediately following closing of the Merger. Our counsel serves as escrow agent under the Escrow Agreement, under which 1.3 million shares may be registered for resale. Such shares, in addition to other shares issued to our counsel, may from time to time be sold in open market transactions, or in privately negotiated transactions. In the event we are required to pay any liability or claim under the Escrow Agreement, the escrow agent will have discretion in determining the timing and manner of such sales, as well as the timing and manner of sale of other shares issued to our counsel for services.
There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.
To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We anticipate having our common stock continue to be quoted for trading on the OTC Bulletin Board, however, we cannot be sure that such quotations will continue. As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.
Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.
We are not required to register for sale the warrants, and do not intend to register the warrants for resale by the holders. As a result, the only value in the warrants will be in the “spread” between the trading price of our common stock and the exercise price of the warrants.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.
Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.
Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.
If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of common stock issued in the Merger to the current and former officers and directors of Genesis Fluid Solutions will be subject to a lock-up agreement prohibiting sales of such shares for a period of 12 months following the Merger. Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders. In addition, the shares of common stock sold in the Private Placement and the Warrant Shares will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.
We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the value of your investment.
We intend to use a portion of the net proceeds from the Private Placement, including proceeds received upon the exercise of the warrants, for general working capital purposes. Therefore, our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of the investment in units sold in the Private Placement.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.
Our directors and executive officers will own or control a significant percentage of the common stock following the Merger and completion of the Private Placement. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. Following the Merger, our founder, Michael Hodges, beneficially owns 2,833,800 shares of our common stock (including the right to vote 1.3 million shares held in escrow pursuant to the Escrow Agreement, which he has the right to re-acquire), and will be able to vote an additional 1,231,120 shares under voting agreements with the beneficial owners of the shares, until the beneficial owners no longer own such shares, or a total of approximately 28.3% of the voting power of all our outstanding shares of stock. The interests of such persons may differ from the interests of our other stockholders, including purchasers of units in the Private Placement. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the Private Placement, may vote, including the following actions:
•	to elect or defeat the election of our directors;

•	to amend or prevent amendment of our Certificate of Incorporation or By-laws;

•	to effect or prevent a merger, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to our stockholders for vote.
In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.
Exercise of options and warrants may have a dilutive effect on our common stock.
If the price per share of our common stock at the time of exercise of any warrants, options, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of October 30, 2009, we had (i) outstanding warrants to purchase 1,782,500 shares of our common stock at an exercise price of $2.00 per share, (ii) outstanding placement agent warrants to purchase 29,500 shares of our common stock at an exercise price of $1.25 per share, (iii) outstanding options to purchase 770,000 shares of our common stock at an exercise price of $0.99 per share, (iv) outstanding options to purchase 1,852,000 shares of our common stock at an exercise price of $0.90 per share, and (v) outstanding options to purchase 600,000 shares of our common stock at an exercise price of $1.00 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.
Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.
Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Security Ownership of Certain Beneficial Owners and Management
The following tables set forth certain information as of October 30, 2009 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger, the Private Placement and the Split-Off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Genesis Fluid Solutions Holdings, Inc., 6660 Delmonico Drive, Suite 242-D, Colorado Springs, Colorado 80919. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of October 30, 2009, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

			Percentage
Name of	Number of Shares		Beneficially
Beneficial Owner	Beneficially Owned		Owned (1)

5% Owners:

Liviakis Financial Communications, Inc. 655 Redwood Highway Suite #395 Mill Valley, CA 94941	1,000,000	(2)	7.0%

Executive Officers and Directors:

Michael Hodges	4,064,920	(3)	28.3%

Larry Campbell	600,000	(4)	4.0%

Carol Shobrook	400,000	(5)	2.7%

Mary Losty	1,030,000	(6)	7.2%

All executive officers and directors as a group (four persons)	6,094,920	(3)(4)(5)(6)	39.7%

(1)	Based on 14,338,500 shares of our common stock issued and outstanding.

(2)	Does not include 384,000 shares issued to certain designees of Liviakis Financial Communications, Inc., a company hired by us to provide investor relations and public relations services through May 10, 2011.

(3)	Includes (i) 1,231,120 shares of our common stock that Mr. Hodges has the power to vote pursuant to certain voting agreements with existing stockholders, and (ii) 1,300,000 shares of our common stock that he owns and that are being held in escrow pursuant to the terms of the Merger. Does not include 600,000 shares of our common stock issuable upon exercise of outstanding options that are not exercisable within the next 60 days.

(4)	Consists of 600,000 shares of our common stock issuable upon exercise of currently exercisable options.

(5)	Consists of 400,000 shares of our common stock issuable upon exercise of currently exercisable options.

(6)	Includes (i) 20,000 shares of our common stock purchased in the Offering upon conversion of certain outstanding promissory notes and (ii) 10,000 shares of our common stock underlying warrants issued in the Offering.
Executive Officers and Directors
The following persons became our executive officers and directors on October 30, 2009, upon effectiveness of the Merger, and hold the positions set forth opposite their respective names.

Name	Age	Position with the Company

Michael Hodges	58	President and Chairman of the Board of Directors

Carol Shobrook	42	Chief Operating Officer and Secretary

Larry Campbell	59	Senior Vice President — Field Operations

Mary Losty	49	Director

Biographies
Michael Hodges, President and Chairman. Mr. Hodges founded Genesis Fluid Solutions in 1994 and has served as its President, Chief Executive Officer and Chairman of the Board of Directors since inception. His primary focus at Genesis Fluid Solutions is on business development, and research and development. He has 30 years of experience in liquid technology, which has culminated with Genesis Fluid Solutions’ Rapid Dewatering System. His experience includes management of numerous lake, marina and other waterway restoration projects. Prior to founding Genesis Fluid Solutions, he worked for Black & Veatch. He was also Director and Project Manager for several, large refinery and environmental closures. As an early developer of excess polymer mud systems, he has developed an expertise in working with carbon dioxide, hydrogen sulfide, anhydrite, and numerous other liquid contaminants. His extensive operations experience covers centrifuge, belt press, linear motion shakers, hydro-cyclones, separators, pumping systems, polymer make-up units, programmable logic control systems, polymer injection, flocculation chemistry and coagulation, as well as contaminated sediments. He communicates with colleagues worldwide on a variety of liquid and water projects and is a speaker at various national and international forums. He has been published in numerous industry journals, including Engineering News Record, Dredging and Port Construction, and International Dredging Review. He holds numerous national and international patents and has invented a number of dewatering systems. He holds qualifications in attapulgite, bentonitic, and montmorillonite mud systems and is certified in enhanced centrifuge technology. He created “Mud School,” the only certification process in rapid dewatering technology.
Carol Shobrook, Chief Operating Officer and Secretary. Mrs. Shobrook has served as the Chief Operating Officer of Genesis Fluid Solutions since 2008 and joined the company as director of business development in 2007. Her duties at Genesis Fluid Solutions include managing day-to-day operations, business development and sales, and several key client relationships. In addition, she develops and executes marketing plans and participates in pricing and strategic market positioning. After graduating from Northwestern University, Mrs. Shobrook worked for the Central Intelligence Agency from 1990 to 1998, where she was trained extensively in operations management and diplomacy. During her eight years of service as an operations case officer, she managed personnel, budgets, and numerous, complex overseas operations. She speaks multiple foreign languages and has worked with corporate and government officials at the highest levels. After working at the CIA, she worked with a number of technology and engineering start-ups, such as TKW Consulting Engineers, a civil, structural, and environmental firm based in Florida (from 2003 to 2007), and BroadSoft, a software company that pioneered one of the first VoIP applications and network servers (from 2000 to 2003). At TKW, she held the position of Director of Business Development, responsible for cultivating new clients and geographical markets, and where she helped double the company’s revenues over a period of two years. At BroadSoft, she worked as Director of Strategic Marketing. She is the author of numerous professional and industry publications and has managed several successful political campaigns.
Larry Campbell, Senior Vice President of Field Operations. Mr. Campbell has served as the Senior Vice President and Director of Field Operations of Genesis Fluid Solutions since its inception. As Genesis Fluid Solutions’ leader in the operational arena of dredging and dewatering activities, he brings 33 years of experience in commercial construction management. He is an integrated supervisor in all phases of field activity, and interacts with our clients on site. He also works closely with our CEO in research and development. In this capacity, he has brought solutions to the field of water and waterway restoration projects that have resulted in Genesis Fluid Solutions being awarded patents on a variety of innovations. He is the fabricator of and a co-holder of the international patents for Genesis Fluid Solutions’ Rapid Dewatering System. He is responsible for training and directing supervisors and operators, while also mentoring our new operators. In addition, he developed clarifier applications and energy dampening equipment for the RDS. He has also designed coarse debris and manifold systems, as well as systems for in-line filters, distributive systems, and sand recovery units. Previously, he designed and built high pressure snubbing tools for Kuwaiti oilfield recovery and production plants for agricultural applications. He is certified as a Lead Operations Superintendent for contaminated sediments (including Haz-Mat training), closed loop mud systems, and enhanced belt press procedures. Fluent in all phases of centrifugal, positive displacement, and gear pump operations, he is also a Master Fabricator and Welder.

Mary Losty, Director. Since 1998, Ms. Losty has been a general partner and portfolio manager at Cornwall Asset Management, LLC. Prior to that, she worked as a portfolio manager at Duggan & Associates from 1992 to 1997, as an equity research analyst and assistant portfolio manager at M. Kimelman & Co. from 1989 to 1992 and at Morgan Stanley & Company from 1987 to 1988. Since May 2007 she has served on the Board of Directors of Procera Networks (AMEX: PKT), a Silicon Valley bandwidth management company. She is also the Commissioner of the Cambridge, Maryland Planning and Zoning Comission, as well as a member of the Am Board of Directors of the United Nations University for Peace. Ms. Losty has a law degree from Georgetown University.
Employment Agreements and Compensation
The Company has not entered into employment agreements with any of its personnel. Michael Hodges, our President, earns a salary of $11,000 per month, and Carol Shobrook, our Chief Operating Officer, earns a salary of $9,000 per month. They are entitled to receive such additional consideration, including higher salaries, bonuses and/or option grants, as determined by our Board of Directors.
Upon closing of the Merger, Michael Hodges was granted 10-year options to purchase 600,000 shares of our common stock at $1.00 per share, which options vest upon our reaching the following milestones:

Number of Option Shares	Milestone

200,000	Company having pre-tax income of $5 million during the first year following the closing of the Merger

Additional 200,000	Company having pre-tax income of an additional $12 million during the second year following the closing of the Merger

Additional 200,000	Company having pre-tax income of an additional $25 million during the third year following the closing of the Merger
Such amounts and bonuses should be calculated on a cumulative basis. For example, if the Company has $0 pre-tax income in year 1 and $17 million in year 2, then options to purchase 400,000 shares would vest at the end of the second year.
Upon closing of the Merger, Carol Shobrook was granted 10-year options to purchase 400,000 shares of Common Stock at $0.90 per share, which options are immediately vested.
All options described are subject to and have been issued under our 2009 Equity Incentive Plan.

Executive Compensation
Summary Compensation Table
The table below sets forth, for the last two fiscal years, the compensation earned by our chief executive officer. No other executive officer had annual compensation in excess of $100,000 during the last fiscal year.

				Option	All Other
		Salary	Bonus	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)		($)
Michael Hodges President	2008	—	—	—	$66,998	(1)	$66,998
	2007	—	—	—	$103,300	(2)	$103,300

(1)	Consisits of (i) $44,500 that was paid to Mr. Hodges for consulting services performed for Genesis Fluid Solutions; and (ii) $22,498.21 in miscellaneous expense reimbursements.

(2)	Consists of (i) $60,500 that was paid to Mr. Hodges for consulting services performed for Genesis Fluid Solutions; and (ii) $42,800 in miscellaneous expense reimbursements.
Outstanding Equity Awards at Fiscal Year-End
There were no outstanding equity awards issued to our chief executive officer as of December 31, 2008.
Equity Incentive Plan
On October 30, 2009, our board of directors and stockholders adopted the 2009 Equity Incentive Plan (the “2009 Plan”). The purpose of the 2009 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2009 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The 2009 Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors.
On the closing date of the Merger, the following options to purchase shares of our common stock were granted:

Name	Shares	Vesting Schedule	Exercise Price	Expiration

Colleen Stiles	770,000	Six months	$0.99	10/30/19
Michael Hodges	600,000	Based on milestones	$1.00	10/30/19
Larry Campbell	600,000	Immediate	$0.90	10/30/19
Paul Vette	500,000	Immediate	$0.90	10/30/19
Carol Shobrook	400,000	Immediate	$0.90	10/30/19
Dan Lohrmeyer	200,000	Immediate	$0.90	10/30/19
Amanda Sorensen	100,000	Immediate	$0.90	10/30/19
Michael Whaley	30,000	Immediate	$0.90	10/30/19
Brittany Jorgenson	20,000	Immediate	$0.90	10/30/19
Tim Holt	2,000	Immediate	$0.90	10/30/19

Except for the options set forth above, pursuant to the terms of the Private Placement, until the earlier of (i) one year following the closing of the Private Placement and (ii) the date that the “resale” registration statement covering the shares of common stock and the Warrant Shares included within the units sold in the Private Placement is declared effective by the SEC, we may not issue options to purchase shares of our common stock at an exercise price below $1.00 per share, without making an anti-dilution adjustment to the investors in the Private Placement.
Buy-Sell Agreement; Key Man Life Insurance
We have entered into an agreement with Michael Hodges, pursuant to which we have granted Mr. Hodges and his family the right to sell to us certain shares of our common stock owned, directly or indirectly, by him and his family, on the date of his death. The purchase price for the shares of stock to be purchased shall be as follows: (i) during the first year, the lesser of the average bid price of a share of common stock over a three-week period prior to the sale, and the value set forth in an appraisal; and (ii) after the first year, the greater of the average bid price of a share of common stock over a three-week period prior to the sale, and the value set forth in an appraisal, but in either of (i) or (ii) above, not more than the amount of net life insurance proceeds received by the Company, after taxes.
We fund this obligation with $9 million of life insurance policies on Mr. Hodges, which policies shall be owned and the premiums paid for by the Company. The Company is entitled to retain any proceeds from the policies that are not used to purchase such shares.
In addition the Company may from time to time evaluate the amount of insurance required against the value of the shares owned by Mr. Hodges, directly or indirectly, and may determine to reduce the amount of insurance, for example, to reflect any reduction in ownership of shares by Mr. Hodges and his family.
Director Compensation
We have not had compensation arrangements in place for members of our Board of Directors and have not finalized any plan to compensate directors in the future for their services as directors. We may develop a compensation plan for our independent directors in order to attract qualified persons and to retain them. We expect that the compensation arrangements may be comprised of a combination of cash and/or equity awards.
Directors’ and Officers’ Liability Insurance
We are in the process of obtaining directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.
Board Independence
We do not believe that any of our directors, other than Mary Losty, is an “independent director,” as that term is defined by listing standards of the national exchanges and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Board Committees
We intend to appoint such persons to the board of directors and committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange. We intend to appoint directors in the future so that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. Additionally, on October 30, 2009, the board of directors appointed an executive committee, audit committee, compensation committee, nominating committee, and executive committee and adopted charters relative to its audit committee, compensation committee and nominating committee.
Audit Committee
Mary Losty is currently the sole member of the Audit Committee. The Audit Committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. Our Audit Committee member possesses an understanding of financial statements and generally accepted accounting principles. The Company does not currently have an audit committee financial expert. The Company and its board of directors have yet to identify a suitable candidate to serve as the audit committee financial expert due to the small size of the Company and its limited reporting history, however, the Company intends to appoint an audit committee financial expert as soon as it is practical.
Compensation Committee
Mary Losty is currently the sole member of the Compensation Committee. The Compensation Committee has certain duties and powers as described in its charter, including but not limited to periodically reviewing and approving our salary and benefits policies, compensation of executive officers, administering our stock option plans and recommending and approving grants of stock options under such plans.
Nominating Committee
Mary Losty is currently the sole member of the Nominating Committee. The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the board and takes a leadership role in shaping our corporate governance. As part of its duties, the Nominating Committee assesses the size, structure and composition of the board and its committees, coordinates evaluation of board performance and reviews board compensation. The Nominating Committee also acts as a screening and nominating committee for candidates considered for election to the board.
Executive Committee
Mary Losty is currently the sole member of the Executive Committee. The Executive Committee has certain duties and powers, including but not limited to assisting the board in fulfilling its obligations relating to its operational oversight of the Company. The Executive Committee also acts as a screening and nominating committee for candidates considered for appointment as officers of the Company.
Code of Ethics
The board of directors has approved, and we have adopted, a Code of Ethics that applies to all of our directors, officers and employees. We will provide a copy of the Code of Ethics free of charge upon request to any person submitting a written request to our chief executive officer.
Certain Relationships and Related Transactions
Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.
Michael Hodges Loans
On various occasions prior to the merger, Michael Hodges, who was the chief executive officer of Genesis Fluid Solutions and became our President following the Merger, loaned money to Genesis Fluid Solutions in the aggregate amount of $213,410. On October 9, 2009, Mr. Hodges entered into an agreement pursuant to which he forgave Genesis Fluid Solutions from repaying such loans and released it from any liabilities thereunder.
On September 29, 2008, Genesis Fluid Solutions entered into a loan agreement with Maria Hodges, wife of the chief executive officer of Genesis Fluid Solution Michael Hodges for $9,000. The note bears an annual interest rate of 4.29% and is due on September 29, 2019. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. No interest or principal had been paid on the note as of the date hereof.
On November 28, 2008, Genesis Fluid Solutions entered into another loan agreement with Maria Hodges for $9,800. The note bears an annual interest rate of 4.29% and is due on November 28, 2018. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. Genesis Fluid Solutions has made principal payments of approximately $3,000 on the note as of the date hereof.
Intellectual Property Assignment
On August 16, 2009, Michael Hodges and Larry Campbell executed an assignment agreement, pursuant to which they assigned to Genesis Fluid Solutions all of the their rights, title and interest in an invention entitled Apparatus and Method for De-Watering of Slurries, as described and/or claimed in US Application No. 11/676,699 and PCT Application No. PCT/GB2007/000544, and all rights of priority in the invention as described and/or claimed in any applications for patents based on the invention.

On September 30, 2009, Michael Hodges and Larry Campbell executed another assignment agreement, pursuant to which they assigned to Genesis Fluid Solutions all of the their rights, title and interest in all patents, whether in the United States or internationally, that they may have in their respective names, that they may have applied for, or that they will apply for, directly or indirectly relating to the business currently conducted and/or to be conducted by the Company.
Release of Cherry Tankers Debt
Pursuant to the terms of a Release dated October 30, 2009, a third party lender forgave loans made to us in the aggregate amount of $42,727 and released us from any claims he may have against us. These loans were made to cover certain expenses incurred by us before the Merger.
Shobrook Buy-Sell Agreement and Insurance Arrangement
Pursuant to a stock purchase agreement between Michael Hodges and Carol Shobrook, dated July 13, 2009, Ms. Shobrook agreed to purchase shares of Genesis Fluid Solutions owned by Mr. Hodges, upon his death, for a purchase price equal to the proceeds from life insurance policies on Mr. Hodges that Ms. Shobrook was the beneficiary of. In the event Mr. Hodges wanted to dispose of a certain number of shares before his death, he would first need to offer them to Ms. Shobrook. During the term of this agreement, Genesis Fluid Solutions paid the premiums on the policies and such amounts would be deducted from the proceeds of the policies when received by Ms. Shobrook. If Ms.Shobrook was no longer the chief operating officer of Genesis Fluid Solutions, then Mr. Hodges was permitted to assign the policies to someone else. On October 30, 2009, these policies were transferred from Ms. Shobrook to Genesis Fluid Solutions and her agreement with Mr. Hodges was terminated.
Item 3.02 Unregistered Sales of Equity Securities
Sales by Genesis Fluid Solutions
On October 1, 2005, Genesis Fluid Solutions issued an aggregate of 1,000,000 shares of its common stock to 16 individuals, including 50,000 shares to Michael Hodges, its Chief Executive Officer, and 45,000 shares to Larry Campbell, its Senior Vice President of Field Operations. The aggregate purchase price for these shares was $396,800. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.
From May 2009 through October 13, 2009, Genesis Fluid Solutions sold an aggregate of $675,000 principal amount of 10% secured promissory notes (“Bridge Notes”) in a private placement transaction. The purchasers of Bridge Notes paid an aggregate gross purchase price of $675,000 for such Bridge Notes. The Bridge Notes are due and payable upon the earlier of November 3, 2009 and the date that Genesis Fluid Solutions, or an affiliate such as the Company, consummates an offering or offerings raising gross proceeds of at least $2.5 million (a “Subsequent Financing”). The Private Placement will result in the Bridge Notes becoming due. The Bridge Notes also provide that, upon the consummation of a Subsequent Financing, the holders shall have the right to exchange such Bridge Notes for an amount of securities that could be purchased in such Subsequent Financing for a purchase price equal to the outstanding principal, and accrued interest on such Bridge Notes. The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

In addition, according to the terms of the Bridge Notes, in the event Genesis Fluid Solutions enters into a reverse merger transaction that has a capital raising transaction in connection therewith (the “Reverse Merger Financing”), (i) the holders of $275,000 of Bridge Notes will have the option and (ii) the holders of $400,000 of Bridge Notes will have the obligation, to exchange such Bridge Notes for an amount of securities that could be purchased in such Reverse Merger Financing for a purchase price equal to the outstanding principal and accrued interest on such Bridge Notes. The Private Placement will constitute a Reverse Merger Financing and, therefore, each holder of Bridge Notes will either be entitled or obligated, as the case may be, to exchange the outstanding principal and interest amount of its Bridge Notes for units sold in the Private Placement. If the holders of all of the Bridge Notes elect to exchange such Bridge Notes for units in the Private Placement, then the Company will be required to issue an aggregate of 675,000 shares of common stock and warrants to purchase an aggregate of 337,500 shares of common stock (plus additional shares and warrants in respect of any accrued but unpaid interest on such Bridge Notes) to the holders of such Bridge Notes.
Upon the closing of the Merger, Bridge Notes in the principal amount of $675,000 converted in the Private Placement.
On October 20, 2009, Genesis Fluid Solutions sold an aggregate of 258,400 shares of its common stock to six parties who provided services to it, for an aggregate purchase price of $258. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.
Sales by the Company
On April 15, 2007, we issued 1,000,000 shares of our common stock to Sharone Perlstein, our founder and sole director at that time, in consideration for their par value. On April 15, 2007, we issued 900,000 shares of our common stock to Dr. Reuven Gepstein, our then President, Chief Executive Officer and Director, in consideration of their par value. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange Commission.
On April 15, 2007, we issued 3,777,000 shares of our common stock to four other individuals in consideration of their par value. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange Commission.
On June 18, 2007, we issued 962,500 shares of our common stock to Yael Alush, our then Secretary, Treasurer and Director, in consideration of their par value. The shares were issued in a private transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange Commission.

On June 18, 2007, we issued 3,940,500 shares of our common stock to six other individuals in consideration of their par value. The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange Commission.
In July 2007 through October of 2007, we issued 2,000,000 shares of common stock to 46 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S, the 2007 Private Placement. The aggregate consideration paid for such shares was $50,000. All investors in such private placement were non-US persons (as defined under SEC Regulations). The Company provided all investors in the 2007 Private Placement with a subscription agreement.
On December 9, 2007, we raised $225,000 by selling 1,125,000 shares of our common stock to two investors in a transaction that was exempt from registration pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. Both investors in such private placement were non-US persons (as defined under SEC Regulations) and were provided with Subscription Agreements.
On October 30, 2009, we accepted subscriptions for a total of 142.6 units in the Private Placement, consisting of an aggregate of [3,707,500] shares of the our common stock and warrants to purchase an aggregate of 1,782,500 shares of common stock at an exercise price of $2.00 per share, for a per unit purchase price of $25,000. We received net proceeds from such closing of the Private Placement of $2,946,000, which does not include the $475,000 of bridge notes that were converted in the Private Placement. The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.
WFG Investments, Inc., Legend Merchant and Chadbourn Securities acted as our Placement Agents and received (i) a cash fee of $56,000, $10,000 and $52,000, respectively, equal to 8% of the gross proceeds of the Private Placement from units sold through such Placement Agent, and (ii) two-year warrants to purchase an aggregate of 14,000, 2,500 and 13,000 shares of common stock, respectively, equal to 2% of the number of shares of common stock included in the units sold through such Placement Agent, for an exercise price of $1.25 per share.
Description of Capital Stock
Authorized Capital Stock
We have authorized 125,000,000 shares of capital stock, par value $0.001per share, of which 100,000,000 are shares of common stock and 25,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding
After giving effect to the Merger, the issuance of 142.6 units in connection with the Private Placement and the Split-Off, we have issued and outstanding securities on a fully diluted basis:
•	14,338,500 shares of common stock;
•	no shares of preferred stock;
•	Warrants to purchase 1,812,500 shares of common stock, of which (i) three-year callable warrants to purchase 1,782,500 shares of common stock at an exercise price of $2.00 per share were issued to investors in the Private Placement and (ii) two-year warrants to purchase 29,500 shares of common stock at an exercise price of $1.25 per share were issued to the Placement Agents in connection with the Private Placement; and
•	Options to purchase 1,852,000 shares of common stock at an exercise price of $0.90 per share, options to purchase 770,000 shares of common stock at an exercise price of $0.99 per share, and options to purchase 600,000 shares of common stock at an exercise price of $1.00 per share.
Common Stock
The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.
Preferred Stock
Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants
We issued three-year warrants to purchase 1,782,500 shares of our common stock, at an exercise price of $2.00 per share to investors in the Private Placement. We also issued two-year warrants to the Placement Agents to purchase an aggregate of 29,500 shares of our common stock, at an initial cash exercise price of $1.25 per share, in connection with their efforts as placement agents in connection with the Private Placement. We are prohibited from effecting the exercise of the warrants to the extent that as a result of such exercise the holder of the exercised warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon the exercise of the warrants. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder. In the event that we are not in material compliance with our registration obligations set forth in the registration rights agreement entered into with the investors in the Private Placement, then the investors have a cashless exercise option upon exercising their warrants. In addition, so long as the underlying shares of common stock are registered in an effective registration statement, if and when shares of the common stock are trading at or above $3.50 per share for 20 consecutive trading days, we will have the option to redeem the three-year warrants from the investors for a purchase price of $0.001 per share. A holder of three-year warrants will have 10 days following notice to convert their warrants or we may retire such warrants upon the payment of $0.01 per share underlying each warrant.
The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. In addition, the warrants have anti-dilution protection in the event we issue securities at a value less than $1.00 per share (see “Future Stock Issuances” below). No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise amount and exercise price per share.
Options
On the closing date of the Merger, we granted options to purchase an aggregate of 3,222,000 shares of our common stock, pursuant to our 2009 Equity Incentive Plan. See “Executive Officers and Directors — Equity Incentive Plan.”
Right to Purchase
On July 30, 2008, we entered into a Loan Agreement providing for a secured loan in the amount of $200,000. The loan was secured by substantially all of Genesis Fluid Solutions intellectual property, including its patents, and guaranteed by its Chief Executive Officer, Michael Hodges. On August 31, 2009, the loan was repaid in full, and the collateral released from all liens. Under the loan agreement, Genesis Fluid Solutions granted to the lender a right to purchase up to the amount of principal, interest, plus $280,000 worth of its common stock at $10 per share ($1 per share post-split that occurred in conjunction with the Merger) for up to one year from the date of the loan’s repayment. Following the repayment of the loan and the consummation of the Merger, this right to purchase allows the lender to purchase 40,000 shares of our common stock at $1.00 per share until August 31, 2010.
Dividend Policy
We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business. We can give no assurances that we will ever have excess funds available to pay dividends.

Registration Rights
We have agreed to file a “resale” registration statement with the SEC covering all shares of our common stock included within the Units sold in the Offering and underlying any Warrants as well as the shares underlying the Placement Agent Warrants, on or before the date which is 90 days after the final Closing Date of the Offering or the Termination Date, whichever occurs later (the “Filing Deadline”). We will maintain the effectiveness of the “resale” registration statement from the effective date through and until twelve (12) months after the Closing Date, unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144. We have agreed to use commercially reasonable efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the final Closing Date of the Offering or the Termination Date, whichever occurs later (the “Effectiveness Date”). In addition, if such registration statement is not effective, then the investors in the Offering are permitted to “piggy-back” onto other registration statements that are filed by the Company, with certain exceptions. One of such exceptions is in connection with a registration statement filed to register the sale of certain shares held in escrow in connection with the Merger.
We are obligated to pay to investors in the Offering a fee of 1% per month of the investors’ investment, payable in cash, up to a maximum of 10%, for each month: (i) in excess of the Filing Deadline that the registration statement has not been filed; and (ii) in excess of the Effectiveness Deadline that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC.
Lock-up Agreements
All our shares of common stock issued in the Merger to the officers and directors of Genesis Fluid Solutions, as well as to certain stockholders of Genesis Fluid Solutions, in exchange for their shares of common stock of Genesis Fluid Solutions, in the following amounts, are subject to lock-up agreements: (i) Michael Hodges — 1,533,800 shares and 600,000 shares underlying options, (ii) Mary Losty — 1,000,000 shares, (iii) Larry Campbell — 600,000 shares underlying options, and (iv) Carol Shobrook — 400,000 shares underlying options. These lock-up agreements provide that such persons may not sell or transfer any of their shares for a period of 12 months following the Merger, with the exception of contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or in privately negotiated sales to persons who agree, in writing, to be bound to the terms of the lock-up agreements.

Future Stock Issuances
Until the earlier of (i) the 12 month anniversary of the initial closing date of the Private Placement or (ii) such date that the SEC declared a registration statement effective that registers the resale of the common stock issued in the Private Placement and the Warrant Shares issued in the Private Placement, should we issue or sell any shares of common stock or any warrants or other convertible security convertible into our common stock pursuant to which shares of our common stock may be acquired at a price less than $1.00 per share (except for issuances under a stock option plan, upon conversion or exercise of outstanding securities, or in connection with acquisitions or strategic transactions with a synergistic business), we shall promptly issue additional shares to each investor in the Private Placement in an amount sufficient that the subscription price paid in the Private Placement, when divided by the total number of shares issued will result in an actual price paid by each investor per share equal to such lower price (this is intended to be a “full ratchet” adjustment). For example, if an investor purchases one Unit in the Offering (25,000 shares of common stock) for a purchase price of $25,000 (equals $1.00 per share) and then the Company issues additional shares of common stock at $0.50 per share during the Adjustment Period, the Company will issue an additional 25,000 shares of common stock to such investor ($25,000/50,000 shares = $0.50 per share). In addition, in the event of such issuance of securities at a price less than $1.00 per share, the exercise price of the warrants issued in the Private Placement shall be reduced to four times such lower price.
Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as we will be, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.
Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.
We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.
We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.
Limitiation of Liability of Directors
Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions
Certain provisions of our Bylaws are intended to strengthen the board’s position in the event of a hostile takeover attempt. These provisions have the following effects:
•	they provide that only business brought before an annual meeting by the board or by a stockholder who complies with the procedures set forth in the Bylaws may be transacted at an annual meeting of stockholders; and
•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.
We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.
Trading Information
Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol CTKE.OB. We have notified the OTC Bulletin Board of our name change and will obtain a new symbol upon approval of the Merger and our name change.
The transfer agent for our common stock is Island Stock Transfer. We will serve as warrant agent for the outstanding warrants.
Item 5.01 Changes in Control of Registrant
Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Our officers and directors resigned as of October 30, 2009, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 30, 2009, our board of directors approved the amendment and restatement of both our Certificate of Incorporation and Bylaws in order to, among other things, change our name from “Cherry Tankers Inc.” to “Genesis Fluid Solutions Holdings, Inc.,” and authorize a class of “blank check” preferred stock.
On October 30, 2009, stockholders representing the requisite number of votes necessary to approve the adoption of our Amended and Restated Certificate of Incorporation took action via written consent, approving the Amended and Restated Certificate of Incorporation. On October 30, 2009, we filed our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
Item 5.06 Change in Shell Company Status
As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), (i) Genesis Fluid Solutions’ audited financial statements for the fiscal years ended December 31, 2008 and 2007, and (ii) Genesis Fluid Solution’s unaudited financial statements for the six-month interim period ended June 30, 2009, are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.
(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.
(d) Exhibits.
The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 30, 2009, by and among Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd. and Genesis Fluid Solutions Acquisition Corp.

Exhibit No.	Description

2.2	Certificate of Merger, dated October 30, 2009 merging Genesis Fluid Solutions Acquisition Corp. with and into Genesis Fluid Solutions, Ltd.

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

10.1	Form of Subscription Agreement

10.2	Form of Investor Warrant

10.3	Form of Registration Rights Agreement

10.4	Form of Lockup Agreement

10.5	Placement Agent Agreement, dated July 15, 2009, between Genesis Fluid Solutions, Ltd. and WFG Investments, Inc.

10.6	Placement Agent Agreement, dated June 28, 2009, between Genesis Fluid Solutions, Ltd. and Chadbourn Securities

10.7	Form of Placement Agent Warrant

10.8	Form of Directors and Officers Indemnification Agreement

10.9	Genesis Fluid Solutions Holdings, Inc. 2009 Equity Incentive Plan

10.10	Form of 2009 Incentive Stock Option Agreement

10.11	Form of 2009 Non-Qualified Stock Option Agreement

10.12
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of October 30, 2009, by and between Genesis Fluid Solutions Holdings, Inc. and Cherry Tankers Holdings, Inc.

10.13	Stock Purchase Agreement, dated as of October 30, 2009, by and between Genesis Fluid Solutions Holdings, Inc. and the shareholders listed therein

10.14	Consulting Agreement, dated May 11, 2009, between Genesis Fluid Solutions and Liviakis Financial Communications, Inc.

10.15	Amendment to Consulting Agreement, dated October 20, 2009, between Genesis Fluid Solutions and Liviakis Financial Communications, Inc.

10.16	Assignment of Patents Agreement, dated as of August 16, 2009, between Michael Hodges, Larry Campbell and Genesis Fluid Solutions, Ltd.

10.17	Assignment of Patents Agreement, dated as of September 30, 2009, between Michael Hodges, Larry Campbell and Genesis Fluid Solutions, Ltd.

Exhibit No.	Description

10.18	Form of Voting Agreement between Michael Hodges and the stockholders signatory thereto

10.19	Escrow Agreement, dated October 30, 2009, among Genesis Fluid Solutions Holdings, Inc., Michael Hodges and Sichenzia Ross Friedman Ference LLP, as escrow agent

21	List of Subsidiaries

99.1	Genesis Fluid Solutions, Ltd. audited financial statements for the years ended December 31, 2008 and 2007

99.2	Genesis Fluid Solutions, Ltd. unaudited financial statements for the six months ended June 30, 2009 and 2008

99.3	Pro forma unaudited consolidated financial statements for the six months ended June 30, 2009 and for the year ended December 31, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: November 5, 2009

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
By:	/s/ Michael Hodges
	Name:	Michael Hodges
	Title:	President

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 30, 2009, by and among Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd. and Genesis Fluid Solutions Acquisition Corp.

2.2	Certificate of Merger, dated October 30, 2009 merging Genesis Fluid Solutions Acquisition Corp. with and into Genesis Fluid Solutions, Ltd.

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

10.1	Form of Subscription Agreement

10.2	Form of Investor Warrant

10.3	Form of Registration Rights Agreement

10.4	Form of Lockup Agreement

10.5	Placement Agent Agreement, dated July 15, 2009, between Genesis Fluid Solutions, Ltd. and WFG Investments, Inc.

10.6	Placement Agent Agreement, dated June 28, 2009, between Genesis Fluid Solutions, Ltd. and Chadbourn Securities

10.7	Form of Placement Agent Warrant

10.8	Form of Directors and Officers Indemnification Agreement

10.9	Genesis Fluid Solutions Holdings, Inc. 2009 Equity Incentive Plan

10.10	Form of 2009 Incentive Stock Option Agreement

10.11	Form of 2009 Non-Qualified Stock Option Agreement

10.12
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of October 30, 2009, by and between Genesis Fluid Solutions Holdings, Inc. and Cherry Tankers Holdings, Inc.

10.13	Stock Purchase Agreement, dated as of October 30, 2009, by and between Genesis Fluid Solutions Holdings, Inc. and the shareholders listed therein

10.14	Consulting Agreement, dated May 11, 2009, between Genesis Fluid Solutions and Liviakis Financial Communications, Inc.

Exhibit No.	Description

10.15	Amendment to Consulting Agreement, dated October 20, 2009, between Genesis Fluid Solutions and Liviakis Financial Communications, Inc.

10.16	Assignment of Patents Agreement, dated as of August 16, 2009, between Michael Hodges, Larry Campbell and Genesis Fluid Solutions, Ltd.

10.17	Assignment of Patents Agreement, dated as of September 30, 2009, between Michael Hodges, Larry Campbell and Genesis Fluid Solutions, Ltd.

10.18	Form of Voting Agreement between Michael Hodges and the stockholders signatory thereto

10.19	Escrow Agreement, dated October 30, 2009, among Genesis Fluid Solutions Holdings, Inc., Michael Hodges and Sichenzia Ross Friedman Ference LLP, as escrow agent

21	List of Subsidiaries

99.1	Genesis Fluid Solutions, Ltd. audited financial statements for the years ended December 31, 2008 and 2007

99.2	Genesis Fluid Solutions, Ltd. unaudited financial statements for the six months ended June 30, 2009 and 2008

99.3	Pro forma unaudited consolidated financial statements for the six months ended June 30, 2009 and for the year ended December 31, 2008